UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2009

CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in respect of the Notes)
(Exact name of issuing entity as specified in its charter)

DELAWARE	333-145220-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Collateral Certificate)
(Exact name of issuing entity as specified in its charter)

NEW YORK	333-145220-02	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-145220	46-0358360
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

701 East 60th Street, North Sioux Falls, South Dakota	57117
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant's telephone number, including area code:  (605) 331-2626
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Planned Addition of Credit Enhancement and Discounting of Receivables

To optimize the credit enhancement structure of Citibank Credit Card Issuance Trust’s credit card asset-backed notes program and in consultation with the rating agencies, Citibank (South Dakota), National Association plans on taking the following actions with respect to the issuance trust and Citibank Credit Card Master Trust I:

•	Additional Credit Enhancement

Citibank (South Dakota) intends to undertake to provide credit enhancement to all Class A, B and C notes of the issuance trust, either through the issuance of subordinated securities by the master trust or the issuance trust or through the subordination of the seller's interest in the master trust.  Citibank (South Dakota) expects that the amount of additional credit enhancement will be approximately 3.75% of the aggregate principal amount of the outstanding term notes of the issuance trust and approximately 2.00% of the outstanding principal amount of CP notes of the issuance trust.  Citibank (South Dakota) anticipates that it will retain any subordinated securities that are issued and that the additional credit enhancement will be put in place on or about May 1, 2009.

•	Principal Receivables Discount

Citibank (South Dakota) also intends to discount principal collections in the credit card accounts designated to the master trust beginning in the March 2009 monthly due period.  Initially, a 1% discount will be applied to principal receivables collected in any monthly due period.  The effect of instituting a discount will be to recharacterize that percentage of principal collections as finance charge collections and thereby increase the yield.  Assuming that the principal payment rate is 15% or higher and all other revenue components remain the same, Citibank (South Dakota) expects that a 1% discount will add approximately 1.8% in yield for a given monthly due period.

Going forward, Citibank (South Dakota) intends to use a dynamic discounting methodology based on excess spread.  If the three-month moving average excess spread is 3.50% or less for any monthly due period, Citibank (South Dakota) will increase the discount on principal collections in additional 1% increments, up to a maximum total discount of 3%.  If the three-month moving average excess spread is greater than 7.00% for three consecutive months, then Citibank (South Dakota) will decrease the discount in 1% increments for each month that such test is met until the discount reaches zero.  Citibank (South Dakota) expects to continue this discounting methodology until the later of (1) the monthly due period in which the dynamic discount percentage reaches zero and (2) the first monthly due period in 2010.

Affirmation of the current ratings of the outstanding Class A, B and C notes is required to execute the amendments necessary to provide the additional credit enhancement.  Citibank (South Dakota) cannot guarantee that these affirmations will be forthcoming, or that the timing or amount of the additional credit enhancement or the discounting of principal receivables will occur as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA),
NATIONAL ASSOCIATION,
as Depositor of Citibank Credit Card Issuance Trust
and Citibank Credit Card Master Trust I
(Registrant)

By:    /s/ Douglas C. Morrison
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Douglas C. Morrison
Vice President

Dated:  March 6, 2009